                                                                    EXHIBIT 10.6

                            PIPELINE LEASE AGREEMENT

THIS PIPELINE LEASE AGREEMENT (this "Lease" or this "Agreement") is entered into by and between Navajo Pipeline Company, a Delaware corporation ("Lessor") and American Petrofina Pipe Line Company, a Delaware corporation ("Lessee").

                                 R-E-C-I-T-A-L-S

         A. Lessor is the owner of a 12" - 8" petroleum products pipeline (the "pipeline") that extends between Orla, Texas and El Paso, Texas, where the pipeline terminates prior to entering a petroleum products pipeline terminal owned by Navajo Refining Company.

         B. Lessee, and/or its affiliates, desire to enter into a transaction in which Lessee will lease certain undivided interests in the pipeline from Orla Station to El Paso, Texas running from Milepost 81.6 through Milepost 214.6, as encompassed in the System Map attached hereto as Exhibit A (hereinafter referred to as the "Lessee's Pipeline"), subject to any applicable common carrier requirements, so as to create its own proprietary product pipeline system for the shipment of Fina Oil and Chemical Company ("Fina") gasoline and low-sulfur diesel fuel meeting the specifications of the El Paso, Tucson and Phoenix markets produced at its refineries in Big Spring and/or Port Arthur, Texas to El Paso, Texas. This proprietary pipeline system (the "Pipeline System") shall originate at Fina's West Texas Pipeline Terminal and the terminus will be at El Paso, Texas prior to entry into Navajo Refining Company's terminal.

                              W-I-T-N-E-S-S-E-T-H.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, Lessor and Lessee agree as follows:

1. DEMISE

         Lessor, for and in consideration of the covenants and agreements hereinafter set forth to be kept and performed by both parties, does hereby demise and lease to Lessee for the Lease Term (hereinafter defined) certain undivided interests in the capacity (as specified herein) of the pipeline for transporting petroleum products from Orla Station to El Paso, Texas.

         This agreement encompasses two separate lease commitments running for different terms and one lease option.

         The first lease (Initial Lease) will be for a lease of an undivided interest in the capacity of the pipeline equal to 7,500 barrels per day ("BPD"), commencing on a date and for a term specified herein. The second lease (Second Lease) is for the lease of an additional undivided interest in the capacity of the pipeline equal to 7,500 BPD commencing August 1, 2000 and for a term specified herein. Lessee shall have an option to lease an additional undivided interest in the capacity of the pipeline equal to

Pipeline Lease Agreement


5,000 BPD (Lease Option) for a term specified herein. Said option must be exercised by giving written notice at anytime from August 1, 2000 through July 31, 2005.

2. LESSOR'S WORK

         Lessor will provide a valve and custody transfer metering facility at Orla, Texas on the pipeline to permit the tie-in to the Lessee's Work, described herein and to make such additional modifications as necessary to effect its obligations hereunder.

3. LESSEE'S WORK

         Lessee, at its sole cost and expense {hereinafter "Lessee's Work"), and in accordance with specifications reasonably approved by Lessor, shall perform such work necessary to deliver petroleum products to Lessee's Pipeline at Orla at a design pressure of 1,400 psi and at initial minimum delivery rates of 1,700 barrels per hour (BPH) with ultimate expandability to 3,000 BPH. Lessee's Work shall include SCADA system controllable by Lessor, meters, tankage and all other necessary work to insure optimum capacity utilization of that portion of the pipeline running from Artesia, New Mexico to Orla, Texas and the pipeline. Lessor shall have final approval of Lessee's Work to insure this optimum utilization. Lessee covenants and agrees to perform Lessee's Work as herein described in a good and workmanlike manner, in accordance with applicable laws and industry standards.

4. LEASE TERM

A. Initial Lease

         1. Initial Lease Term. While the "Initial Lease" will be effective upon execution, the "Initial Lease Term" of the Initial Lease will commence on the Commencement Date (hereinafter defined) and expire on that day that is the last day of the calendar month during which the tenth (10th) anniversary thereof occurs. The "Commencement Date" will be the earlier to occur of (i) that date that is the first (1st) day of the eighteenth (18th) calendar month following the execution of this Lease, or (ii) that date the Lessee actually commences shipments on the Pipeline System, which cannot be prior to the completion of Lessor's Work.

         2. Option to Renew. Provided that Lessee is not in default under this Lease beyond applicable notice and cure periods at the time of the exercise of the Renewal Option granted herein, Lessee shall have the option (the "Initial Lease Renewal Option") to renew the Initial Lease for one (1) additional term of ten (10) years (the "Initial Lease Renewal Term") commencing on the first day of the calendar month immediately following the expiration of the Initial Term. Lessee may exercise the Initial Lease Renewal Option by delivering Lessor written notice of the exercise of the Renewal Option no less than one year prior to the expiration of the Initial Lease Term. Lessee's lease during the Initial Lease Renewal Term will be upon the same terms as for the Initial Lease Term, except that the Base Rent (hereinafter defined) will adjust as hereinafter provided and during the Renewal Term Lessee will have no further right to renew this Initial Lease.



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Pipeline Lease Agreement


         3. Lease Term. The "Lease Term" shall initially be the Initial Term and, if Lessee exercises the Option, the "Lease Term" shall also include the Renewal Term.

         4. Lease Year. As used in the Initial Lease, the first "Lease Year" shall initially mean the twelve (12) month period commencing on the Commencement Date and ending on the last day of the calendar month in which the first anniversary thereof occurs. The term "Lease Year" shall thereafter mean the successive twelve (12) month periods commencing on the first day of the calendar month following the ending date of the previous Lease Year and ending on the last day of the 12th calendar month thereafter.

B. SECOND LEASE

         1. Second Lease Initial Term. The Initial Term of the Second Lease will commence on August 1, 2000 and expire on July 31, 2010.

         2. Option to Renew. Provided that Lessee is not in default under this Lease beyond applicable notice and cure periods at the time of the exercise of the Renewal Option granted herein, Lessee shall have the option (the "Second Lease Renewal Option") to renew the Second Lease for one (1) additional term of ten (10) years (the "Second Lease Renewal Term") commencing on August 1, 2010. Lessee shall exercise the Second Lease Renewal Option by delivering Lessor written notice of the exercise of the Second Lease Renewal Option no less than one year prior to the expiration of the Second Lease Initial Term. Lessee's lease during the Second Lease Renewal Term shall be upon the same terms as for the Second Lease Initial Term, except that the Base Rent (hereinafter defined) will adjust as hereinafter provided and at the Second Lease Renewal Term, Lessee will have no further right to renew this Second Lease, and the Second Lease shall terminate.

C. LEASE OPTION

         1. Initial Term. In the event the Lessee exercise the Lease Option, the Initial Term of the Option Lease ("Third Initial Term") will commence eighteen months after the Lessor receives written notice of the Lessee's exercise of the Lease Option (Option Commencement Date) provided such notice is received during the period commencing August 1, 2000 and ending August 1, 2005, and such Initial Term will expire on the last day of the calendar month in which the tenth (10th) anniversary thereof occurs.

         2. Option to Renew. Provided that Lessee is not in default under this Lease beyond applicable notice and cure periods at the time of the exercise of the Renewal Option granted herein, Lessee is granted the option (the "Third Renewal Option") to renew the Option Lease for one (1) additional term of ten
(10) years (the "Third Renewal Term") commencing on the next day after the expiration of the Third Initial Term. Lessee shall exercise the Third Renewal Option by delivering Lessor written notice of the exercise of the Third Renewal Option at least one year prior to the expiration of the Third Initial Term. Lessee's lease of the Option Lease during the Third Renewal Term will be upon the same terms as for the Third Initial Term, except that the




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Pipeline Lease Agreement


Base Rent (hereinafter defined) will adjust as hereinafter provided and at the end of the Third Renewal Term, Lessee will have no further right to renew this Option Lease.

5. RENTAL AMOUNT

A. Base Rent. Lessee agrees to pay to Lessor rent for the respective leases in monthly installment, in advance, beginning on the Commencement Date (Base Rent), as follows:

         o      Initial Lease                                $225,000 per month
         o      Second Lease                                  187,000 per month
         o      Option Lease
                -      If exercised by 7/31/2002              100,000 per month
                -      If exercised on or after 8/1/2002      116,667 per month

B. Base Rent Adjuster. On each annual anniversary date after the execution of the Agreement (the "Execution Month") the base rent for each of the respective leases, whether or not then exercised, for the ensuing year will be adjusted by an amount determined by multiplying the Base Rent for the immediately preceding year by the Base Rent Adjuster. The "Base Rent Adjuster" shall be determined for the first year after the execution date by dividing the Producer Price Index for Finished Goods [as found in Table 1 of the Product Prices and Price Indexes published by the U.S. Department of Labor, Bureau of Labor Statistics] ("PPIFG") for the first anniversary of the Execution Month by the PPIFG published for the Execution Month and subtracting one one-hundredth (0.01) from the quotient so obtained. Base Rent Adjuster for subsequent years will be calculated in a similar manner using the same months as with the original Base Rent Adjuster for each respective year in the calculation. The addition of the Base Rent and the Base Rent Adjuster for any given year will hereinafter be referred to as the Rent Amount.

C. Payment of Rent. Each installment of the Rent Amount shall be due and payable on the first day of each month. Any installment of Rent Amount due for any fractional month shall be prorated based upon the actual number of days in that month.

6. OPERATION OF THE PIPELINE

         Lessor shall be responsible for operating the pipeline and the Lessee's pump which delivers product into the pipeline. Lessee shall operate its related facilities upstream of the pump in accordance with all Applicable Laws and in accordance with industry standards. As used herein, the "Applicable Laws" means and includes any and all federal, state and local laws, ordinances, orders, easements and right-of-way agreements of record, rules, and regulations of all governmental bodies (state, federal, tribal and municipal) applicable to or having jurisdiction over the use, occupancy, operation and maintenance of the pipeline, as such may be amended or modified from time to time. Lessee shall provide nominations of pipeline deliveries to Lessor for movement on Lessee's leased capacity by the tenth day of the month prior to the month of such scheduled deliveries. Lessee shall provide a minimum batch size of 10,000 barrels for delivery to Lessor and shall limit product shipped to low sulfur diesel and gasoline meeting the specifications of El Paso, Tucson or Phoenix and shall meet




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Pipeline Lease Agreement


any and all quality certification requirement's of federal, state or other jurisdictions prior to delivery to Lessor, in the event Lessee desires to transport jet fuel, the parties shall meet in good faith to endeavor to reach mutually agreeable arrangements. Treatment of transmix and over/shorts on the pipeline will be handled pursuant to procedures specified in Exhibits B and C.

7. SHIPMENT AND TARIFFS

         Lessee shall at all times during the Lease Term be solely responsible for shipments of product and will publish and file any applicable tariffs in its own name and in accordance with Applicable Laws covering its leased capacity in the pipeline, except that Lessee shall assure that its tariffs are consistent with Lessor's filed tariffs. Lessor shall have the right to review and approve such tariffs prior to filing, with such approval not to be unreasonably withheld so long as the terms of Lessee's tariffs, including prorationing, are consistent with Lessor's tariffs. Lessee agrees that it will not impair and at its expense will take all reasonable steps to protect Lessor's rights under all Applicable Laws respecting the pipeline to the extent such rights are materially threatened by virtue of any act or failure to act of Lessee hereunder. In the event counsel jointly retained by Lessor and Lessee is of the opinion that such rights are materially threatened by virtue of an act of Lessee, Lessee must take all the reasonable steps as referenced above in this paragraph 7. Lessee shall collect for its own account all revenues payable by shippers applicable to its Pipeline System. From and after the Commencement Date, Lessee or its designated shipper(s) shall be responsible for all linefill in its Pipeline System.

8. ALTERATIONS BY LESSEE

         Lessee shall not alter or make any modifications to the pipeline and shall not alter any of Lessee's Work to the extent it would affect operation of the pipeline.

9. MAINTENANCE AND REPAIR

         Lessor, at its sole cost and expense, shall maintain all aspects of the pipeline and Lessee shall maintain all aspects of the Pipeline System not part of Lessee's Pipeline in good condition and repair, in accordance with Applicable Laws and in accordance with industry standards.

10. LESSOR AMDEL PIPELINE RIGHTS

         In the event that the Lessee activates its Amdel pipeline system to move petroleum products from the Gulf Coast to West Texas during the term of the Lease, Lessor shall have the right to move product on this system to the Orla Station for delivery into the pipeline at Lessee's published tariffs or in the event there are not published tariffs at rates approximating the level of regulated tariffs, except that nothing contained herein shall be deemed to modify the intention of the parties that the Pipeline System is intended by Lessee to transport only product refined by Fina at its refineries in Big Spring and/or Port Arthur, Texas to El Paso, Texas.




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Pipeline Lease Agreement


11. REPRESENTATION, WARRANTIES AND COVENANTS OF LESSOR

         Lessor represents, warrants and covenants to Lessee that:

A. Title. Lessor has good, marketable and indefeasible title to the Pipeline System, subject only to the easements/rights-of-way on which the Pipeline System exists and the agreements creating same.

B. Organization. Lessor is duly organized, validly existing and in good standing under the laws of the state of its organization, and is duly qualified to transact business in the state in which the Lessee's Pipeline is situated.

C. Authority. Lessor has all requisite power and authority, has taken all actions required by its organizational documents and applicable law, and has obtained all necessary consents, to execute and deliver this Lease and to consummate the transactions contemplated in this Lease.

D. Other Agreements, etc. Neither the execution of this Agreement nor the confirmation by Lessor of the transactions contemplated hereby will (i) conflict with or result in any breach of the terms, conditions or provisions of, or constitute a default under, or result in any termination of easement or right-of-way on which Lessee's Pipeline is located; or (ii) violate any restriction to which Lessor or Lessee's Pipeline is subject; (iii) constitute the violation of any Applicable Laws.

E. Proceedings. There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary bankruptcy proceedings, or under any debtor relief laws, contemplated by or pending or threatened against Lessor or Lessee's Pipeline.

F. Litigation. Lessor is not now a party to any material litigation, arbitration or administrative proceeding (i) with any person or entity having or claiming any interest in Lessee's Pipeline, or (ii) affecting or questioning Lessor's title to Lessee's Pipeline or Lessor's ability to perform its obligations under this Lease. Lessor knows of no presently pending or threatened material litigation, arbitration or administrative proceeding affecting or questioning Lessor's title to, or use of, Lessee's Pipeline or any part thereof, or Lessor's ability to perform its obligations under this Lease.

G. Compliance with Laws. To the best of Lessor knowledge and belief, all Applicable Laws bearing on the construction or operation of Lessee's Pipeline have been complied with, Lessee's Pipeline currently complies with all Applicable Laws, and the operation of Lessee's Pipeline as contemplated by this Lease will not violate any such Applicable Laws.




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Pipeline Lease Agreement


H. Administrative Notices. Lessor has not received notice of, and has no other knowledge or information of, any pending or contemplated change in any Applicable Laws applicable to Lessee's Pipeline, or any pending or threatened judicial or administrative action, or any action pending or threatened, or of any natural or artificial condition upon or affecting the Lessee's Pipeline or any part thereof, any of which would result in any material change in the condition of the Lessee's Pipeline, or any part thereof, or would in any way limit or impede the operation of the Lessee's Pipeline.

I. Licenses. Lessor possesses all licenses, certificates and permits that are required to fulfill all of its obligations hereunder.

J. Taxes. There are no unpaid taxes, assessments or charges against Lessee's Pipeline System.

K. Condemnation. Lessor has no knowledge of any condemnation, eminent domain or similar proceedings having been instituted or threatened against the Pipeline System.

L. True and Correct. To Lessor's best knowledge, after reasonable inquiry, all information and other items heretofore or hereafter submitted to Lessee by or on behalf of Lessor are true, correct and complete. Lessor is not aware of any omission to supply Lessee with any material information or other items with respect to Lessee's Pipeline, its history, prospects or operations, or any information which may be required to prevent the information of other items already supplied from being misleading.

Lessor acknowledges that the execution of this Lease by Lessee has been made, and the lease of Lessee's Pipeline by Lessee will have been made, in material reliance by Lessee on Lessor's representations and warranties contained in this Paragraph 11.

12. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE

         Lessee represents, warrants and covenants to Lessor that:

A. Organization. Lessee is duly organized, validly existing and in good standing under the laws of the state of its organization, and is duly qualified to transact business in the state in which Lessee's Pipeline is situated.

B. Authority. Lessee has all requisite power and authority, has taken all actions required by its organizational documents and Applicable Laws, and has obtained all necessary consents, to execute and deliver this Lease and to consummate the transactions contemplated in this Lease.

C. Proceedings. There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary bankruptcy proceedings, or under any debtor relief laws, contemplated by or pending or threatened against Lessee.

D. Licenses. Lessee possesses or will posses all licenses, certificates and permits that are required to fulfill its obligations hereunder.



                                       7

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Pipeline Lease Agreement


E. Liens. Lessee has no authority, express or implied, and will not create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner bind the interest of Lessor or Lessee in Lessee's Pipeline or charge the Rent payable hereunder for any claim in favor of any person dealing with Lessee, including those who may furnish materials or perform labor for any construction or repairs.

F. Litigation. Lessee is not now a party to any material litigation, arbitration or administrative proceeding affecting or questioning Lessee's ability to perform its obligation under this Lease.

G. True and Correct. To Lessee's best knowledge, after reasonable inquiry, all information and other items heretofore or hereafter submitted to Lessor by or on behalf of Lessee are true, correct and complete.

Lessee acknowledges that the execution of this Lease by Lessor has been made, and the lease of Lessee's Pipeline by Lessor will have been made, in material reliance by Lessor on Lessee's representations and warranties contained in this Paragraph 12.

13. INDEMNIFICATION

         Each party hereto shall indemnify, defend, protect and hold the other free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorney's fees) for death or injury to any person or damage to any property whatsoever arising or resulting in whole or in part, directly or indirectly, out of the acts or omissions of the indemnifying party or its employees, contractors or agents or arising out of any breach by the indemnifying party of this Lease, including the shipment of "off-spec" petroleum products.

14. INSURANCE

A. Maintenance of Existing Coverage. Lessor and Lessee shall maintain such or similar insurance coverages in place to cover the respective obligations of each herein.

B. Waiver of Subrogation. Lessor and Lessee and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard which is covered by insurance carried on Lessee's Pipeline or carried in connection with property on or activities conducted on the easements/right-of-ways on which Lessee's Pipeline is located, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

15. ASSIGNMENT.

         This Lease may not be assigned by either party without the prior written consent of the other party. The foregoing restrictions on assignment shall not apply: with respect to Lessor, to (a) a transfer by Lessor to an affiliate (affiliate defined as an entity in which Lessor or a parent of Lessor has at least a 50% ownership interest or a class or classes of parent shareholders existing prior to or contemporaneously with the transfer); (b) a transfer that is part of a merger or consolidation of Lessor or an affiliate


                                       8
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Pipeline Lease Agreement


of Lessor with another entity in which the aggregate consideration for such merger or consolidation is at least $100 million; or (c) a transfer that is part of a broader sale of assets by Lessor or an affiliate of Lessor in which the aggregate purchase price of such assets sold is at least $100 million; and, with respect to Lessee, to (a) a transfer by the Lessee to an affiliate (affiliate defined as an entity in which Lessee or a parent of Lessee has at least a 50% ownership interest); (p) a transfer that is part of a merger or consolidation of the Lessee or an affiliate of the Lessee with another entity provided (i) the aggregate consideration for such merger or consolidation is at least $100 million and (ii) the resulting entity would own and operate at least one of the Big Spring or Port Arthur refineries in order to supply the Lessee's Pipeline; or (c) a transfer that is part of a broader sale of assets by the Lessee or an affiliate of the Lessee in which (i) the aggregate purchase price of such assets sold is at least $100 million and (ii) the new entity would own and operate at least one of the Big Spring or Port Arthur refineries in order to supply the Lessee's Pipeline. Nothing contained in this paragraph shall restrict either Lessor or Lessee in their ability to sell, hypothecate, transfer, pledge or assign the cash flow/income stream arising out of or resulting from the Lease. Any. assignment or purported assignment in violation of this paragraph 15 shall be void.

16. SURRENDER UPON TERMINATION

         Upon the expiration or other termination of all of the Lease Terms, Lessee shall disconnect from Lesson's Pipeline System.

17. TEMPORARY REDUCTION IN CAPACITY

         In the event of any reductions in throughput capability of the pipeline each of Lessor and Lessee shall bear such reductions as follows:


Average Daily                       Reduced                   Total Lessee's
Throughput Obligation          x    Line                =     Throughput
of Lessee for Prior                 Capacity                  Availability
Twelve Months
----------------------
Average Daily pipeline
Throughput for Prior
Twelve Months

Total Lessor's Throughput Availability shall be the Amount of Remaining Capacity less the Total Lessee's Throughput Availability. Lessor shall take all reasonable steps to restore such capacity so long as it is economical to do so, in Lessor's sole judgment. If the reduction in capacity should continue for longer than 90 days, then Lessee shall have its lease payments reduced pay rata to the reduction in capacity and in turn increased pro rata as capacity is restored,

18. LESSOR'S RIGHT TO TEMPORARILY SUSPEND OPERATIONS

         If Lessor requires that the pipeline be shut down, in whole or in part, or operations otherwise reduced, in order to effect construction on or repairs to and or maintenance of the pipeline by Lessor, Lessor shall have the right to do so, except that;


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


Pipeline Lease Agreement


(a) Lessor shall attempt to schedule such repairs, maintenance or construction so as to minimize interference with shipping schedules; (b) Lessor shall give Lessee 3 months notice of such work to the extent it is scheduled, as opposed to unscheduled, work; and (c) Lessor shall complete such work as expeditiously as possible.

19. EVENTS OF DEFAULT

A. Events of Default by Lessor. The occurrence of any of the following shall constitute a material default and breach of this Lease by Lessor.

         (1) A failure by Lessor to observe and perform any material provision or covenant of this Lease to be observed or performed by the Lessor, where such failure continues for thirty (30) days after written notice thereof by Lessee to Lessor, except that this thirty (30) day period shall be extended for a reasonable period of time if the alleged default is not reasonably capable of cure within said thirty (30) day period and Lessor proceeds to diligently cure the default.

         (2) Any failure of Lessor's representatives or warranties to remain true and correct throughout the Lease Term; provided that no event of default shall occur if such representation or warranty is again true and correct within thirty (30) days after receipt of written notice from Lessee.

         (3) The making by Lessor of any general assignment for the benefit of creditors, the filing by or against Lessor of a petition to have Lessor adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessor, the same is dismissed within sixty (60) days), the appointment of a trustee or receiver to take possession that is not restored to Lessor within thirty (30) days.

B. Events of Default by Lessee. The occurrence of any of the following shall constitute a material default and breach of this Lease by Lessee.

         (1) Any failure by Lessee to pay Rent or make any other payment required to be made by Lessee hereunder, where such failure continues for thirty
(30) days after receipt of written notice from the Lessor, subject to the right of Lessee, reasonably exercised, to contest any such payment. In the event Lessee withholds any such payment, and it is determined that such withholding was wrongful, Lessee shall pay interest to Lessor on such monies wrongfully withheld at the rate of 15% per annum or the maximum amount allowed by law, whichever is less.

         (2) A failure by Lessee to observe and perform any other material provision or covenant of this Lease to be observed or performed by the Lessee, where such failure continues for thirty (30) days after written notice thereof by Lessor to Lessee, except that this thirty (30) day period shall be extended for a reasonable period of time if the alleged default is not reasonably capable of cure within said thirty (30) day period and Lessee proceeds to diligently cure the default.

         (3) Any failure of Lessee's representatives or warranties to remain true and correct throughout the Lease Term; provided that no event of default shall occur is such


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Pipeline Lease Agreement


representation of warranty is again true and correct within thirty (30) days after receipt of written notice from Lessor.

         (4) The making by Lessee of any general assignment for the benefit of creditors, the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days), the appointment of a trustee or receiver to take possession that is not restored to Lessee within thirty (30) days.

20. ESTOPPELS

         Each party agrees, from time to time, within ten (10) days after request of the other, to deliver to the requesting party, or its designee, an estoppel certificate stating whether or not this Lease is in full force and effect, the date to which Base Rent has been paid, the unexpired term of this Lease and such other factual matters pertaining to this Lease as deemed reasonably necessary by the requesting party.

21. NOTICES

         Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed:

         if to Lessee, as follows:

                                            American Petrofina Pipe Line Company
                                            P.O. Box 2159
                                            Dallas, Texas 75221
                                            Attn: President

         and, if to Lessor, as follows:

                                            Navajo Pipeline Company
                                            P.O. Box 159
                                            Artesia, New Mexico 88211-0159
                                            Attn: President

or to such other address or to the attention of such other person as shall be designated by the applicable party and on fifteen (15) days notice from time to time in writing and sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, upon receipt.

22. NO RENT ABATEMENT FOR PROBLEM AT LESSEE'S FACILITIES

         In no event shall a problem at Lessee's facilities, either its refining facilities or the petroleum terminal and Lessee's pipeline connections, excuse Lessee's obligations

Pipeline Lease Agreement


to pay rent hereunder, unless and to the extent such problem was caused or contributed to by Lessor.

23. LIMITATION OF LIABILITY

         Neither party shall be liable for punitive, consequential or special damages of any kind arising out of or in any way connected with the performance of or failure to perform this Agreement.

24. EARLIER TERMINATION

          Notwithstanding anything else contained herein, in the event the Product Exchange Agreement executed contemporaneously herewith should terminate, this Agreement shall terminate simultaneously with no party having any rights vis-a-vis the other.

25. MISCELLANEOUS

A. Confidentiality. Provided that express consent of both parties has been given, the parties may discuss the existence of this Agreement, but not the particulars of its terms and conditions.

B. Headings/Gender. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

C. Successors and Assigns. Without limiting the terms of Paragraph 15 above, the terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representative, successors and assigns, except as otherwise herein expressly provided.

D. Entire Agreement. This Lease constitutes the entire understanding and agreement of the Lessor and Lessee with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Lessor and Lessee with respect thereto. Lessor and Lessee each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Lessor or Lessee, or anyone acting on behalf of Lessor or Lessee, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

Pipeline Lease Agreement


E. Severability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause of provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

F. Date of Lease. All references in this Lease to "the date hereof" or similar reference shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

G. Counterparts. This Lease may be executed in counterparts, each being deemed an original, both together constituting only one instrument.

H. Time for Performance. TIME IS OF THE ESSENCE WITH RESPECT TO ALL PERFORMANCE OBLIGATIONS CONTAINED IN THIS LEASE.

I. Attorney's Fees. In the event it becomes necessary for either party hereto to file a suit respecting the subject matters of this Lease including without limitation to enforce this Lease or any provisions contained herein, the party prevailing in such action shall be entitled to recover, in addition to all other remedies or damages, reasonable attorney's fees incurred in such suit.

J. Law Governing and Venue. THIS LEASE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICT OF LAWS, AND VENUE AND JURISDICTION FOR ANY ACTION OR PROCEEDING RESPECTING THE SUBJECT MATTERS OF THIS LEASE INCLUDING WITHOUT LIMITATION TO ENFORCE THIS LEASE OR ANY PROVISIONS CONTAINED HEREIN SHALL BE EXCLUSIVELY IN THE STATE AND FEDERAL COURTS LOCATED IN DALLAS, TEXAS.

K. Waiver. No waiver by either party of any provision of this Lease or of any default, event of default or breach hereunder shall be deemed to be a waiver or any other provision of this Lease, or of any subsequent default, event of default or breach of the same or any other provision. Either party's consent to or approval of any act requiring consent or approval shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent act requiring consent. No act or thing done by Lessor or Lessor's agents during the term of this Lease shall be deemed an acceptance of a surrender of Lessee's Pipeline, unless done in writing signed by Lessor.

L. Interpretation. The parties hereto agree that it is their intention hereby to create only the relationship of Lessor and Lessee, and no provision hereof, or act or either party hereunder, shall ever be construed as creating the relationship of principal and agent, or a partnership, or a joint venture or enterprise between the parties hereto.

Pipeline Lease Agreement


M. Amendments. This Lease may not be modified or amended, except by an agreement in writing signed by Lessor and Lessee. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations, except as specifically set forth herein.

N. Exhibits. All exhibits referenced herein as being attached hereto are hereby incorporated herein by reference as if set forth in full in this Lease.

                             EXECUTED BY LESSOR, this 21st day of February, 1997

                             NAVAJO PIPELINE COMPANY,
                             a Delaware corporation

                             By: /s/ WILLIAM J. GRAY
                                ------------------------------------------------

                             Name: William J. Gray
                                  ----------------------------------------------

                             Title: President
                                   ---------------------------------------------


                             EXECUTED BY LESSEE, this 21st day of February, 1997

                             AMERICAN PETROFINA PIPE LINE COMPANY,
                             a Delaware corporation

                             By: /s/ JEFF D. MORRIS
                                ------------------------------------------------

                             Name: Jeff D. Morris
                                  ----------------------------------------------

                             Title: President
                                   ---------------------------------------------



Exhibits:

Exhibit A:      System Map
Exhibit B:      Transmix Handling
Exhibit C:      Settlement Pricing Policy


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